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                                                                       EXHIBIT 5
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                                                            February 14, 1996


Tele-Communications, Inc.
Terrace Tower II
5619 DTC Parkway
Englewood, Colorado  80111-3000

Gentlemen:

          As counsel for Tele-Communications, Inc., a Delaware corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-3 (File No. 333-00765) (the "Registration Statement"), which relates to the proposed offering from time to time by the Company of (i) shares of the Company's Tele-Communications, Inc. Series A TCI Group Common Stock, $1.00 par value per share ("Series A TCI Group Common Stock"), (ii) shares of the Company's Series Preferred Stock, $.01 par value per share ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"), and (iii) senior, senior subordinated and subordinated debt securities of the Company (the "Debt Securities") (the Series A TCI Group Common Stock, Preferred Stock and Debt Securities are collectively referred to herein as the "Securities"), or any combination of the foregoing, at an aggregate initial offering price not to exceed $1 billion, at prices and on terms to be determined at or prior to the time of sale.

          As described in the Registration Statement, the Series A TCI Group Common Stock is to be issued under the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"). The Preferred Stock is to be issued in series under the Restated Certificate of Incorporation pursuant to resolutions to be adopted by the Board of Directors of the Company, or an authorized committee thereof, and set forth in a certificate of designations (a "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") pursuant to Section 151 of the General Corporation Law of the State of Delaware. The Depositary Shares are to be issued under a deposit agreement (the "Deposit Agreement") to be entered into between the Company, a depositary to be named by the Company (the "Depositary") and the holders from time to time of depositary receipts evidencing Depositary Shares. The Company may issue, in series, senior Debt Securities under an Indenture between the Company and a trustee to be named therein (the "Senior Indenture"), senior subordinated Debt Securities under an Indenture between the Company and a trustee to be named therein (the "Senior Subordinated Indenture"), or subordinated Debt Securities under an Indenture between the Company and a trustee to be named therein (the "Subordinated Indenture"), or any combination of senior, senior subordinated and subordinated Debt Securities. We have participated in the preparation, and qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of each of the foregoing Indentures. The Senior Indenture, the Senior Subordinated Indenture and the
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Subordinated Indenture are herein referred to individually as an "Indenture" and collectively as the "Indentures."

          Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company, or an authorized committee thereof, as part of the corporate action to be taken (the "Corporate Proceedings") in connection with the issuance of the Securities.

          In rendering our opinions below, we have examined, among other things, originals, certified copies or copies otherwise identified to our satisfaction as being copies of originals, of the Restated Certificate of Incorporation and By-Laws of the Company, each as amended; resolutions of the proceedings of the Company's Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and related matters (collectively, the "Board Resolutions"); the form of each Indenture; the form of underwriting agreement for Common Stock, Preferred Stock and Depositary Shares; the form of underwriting agreement for Debt Securities; the form of Deposit Agreement; and such other documents, records and questions of law as we deemed necessary or appropriate for the purpose of this opinion. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproductive copies. We have further assumed that (i) the definitive Indentures and Deposit Agreement will not differ materially from the forms of Indentures and Deposit Agreement included as exhibits to the Registration Statement and (ii) there will be no changes in applicable law between the date of this opinion and any date of issuance of Securities, or any date of issuance or delivery of shares of Series A TCI Group Common Stock upon the conversion of any convertible Preferred Stock or convertible Debt Securities.

          Based upon the foregoing, we are of the opinion that:

     1. When, in the case of shares of Series A TCI Group Common Stock, all Corporate Proceedings have been completed, certificates representing such shares of Series A TCI Group Common Stock have been duly executed by the proper officers of the Company and the transfer agent and such shares have been sold as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to such prospectus, such shares of Series A TCI Group Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     2. When, in the case of shares of a series of Preferred Stock, all Corporate Proceedings have been completed, the applicable Certificate of Designations is executed, delivered and filed with the Delaware Secretary of State, certificates representing such shares of Preferred Stock have been duly executed by the proper officers of the Company and the transfer agent and such shares have been issued and sold in accordance with the terms of the applicable Certificate of Designations and
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Tele-Communications, Inc.
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as contemplated by the Registration Statement, the prospectus included therein and the applicable supplement to such prospectus, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

     3. When, in the case of Depositary Shares, the Deposit Agreement relating to such Depositary Shares has been executed and delivered by the Company and the Depositary, all Corporate Proceedings relating to such Depositary Shares and the series of Preferred Stock to be represented thereby have been completed, the shares of such Preferred Stock to be represented by such Depositary Shares have been issued and delivered to the Depositary against receipt of depositary receipts evidencing such Depositary Shares, executed by the Depositary, and such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the prospectus contained therein and the applicable supplement to such prospectus, such Depositary Shares will be legal, valid and binding obligations of the Company, entitled to the benefits of the Deposit Agreement relating to such Depositary Shares, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

     4. When, in the case of Debt Securities, the applicable Indenture (and, if applicable, any supplemental indenture) has been executed and delivered by Company and a trustee ("Trustee") that is eligible to act as such under the Trust Indenture Act, the definitive form and terms of such Debt Securities have been duly established in accordance with the Board Resolutions, the Corporate Proceedings and the provisions of such Indenture (and, if applicable, any supplemental indenture) so as not to violate any applicable law or agreement or instrument then binding on the Company, such Debt Securities have been duly executed by the proper officers of the Company and authenticated by the Trustee in accordance with such Indenture (and, if applicable, any supplemental indenture) and such Debt Securities have been issued and sold as contemplated by the Registration Statement, the prospectus contained therein and the applicable supplement to such prospectus, such Debt Securities will be legally issued and valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws affecting the rights of creditors generally and except that equitable remedies may not be available.

     5. When, in the case of a series of Preferred Stock that is convertible into shares of Series A TCI Group Common Stock, such series of
Preferred Stock has   been issued in accordance with paragraph 2 above, shares
of such Preferred Stock have been surrendered to the Company for conversion in accordance with the applicable
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Certificate of Designations and certificates representing the shares of Series A
TCI Group Common Stock issuable upon such conversion have been duly executed by the proper officers of the Company and the transfer agent and delivered against receipt of such shares of Preferred Stock, such shares of Series A TCI Group Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

     6. When, in the case of any Debt Securities that are convertible into shares of Series A TCI Group Common Stock, such Debt Securities have been issued in accordance with paragraph 4 above, such Debt Securities have been surrendered to the Company for conversion in accordance with the applicable Indenture (and, if applicable, any supplemental indenture) and certificates representing the shares of Series A TCI Group Common Stock issuable upon such conversion have been duly executed by the proper officers of the Company and the transfer agent and delivered against receipt of such Debt Securities, such shares of Series A TCI Group Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement (and to any registration statement that may filed in connection therewith pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to the reference to us contained in the prospectus forming a part thereof under the heading "Legal Matters." In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          Jerome H. Kern, a partner of Baker & Botts, L.L.P., is a director of the Company.

                                             Very truly yours,



                                             BAKER & BOTTS, L.L.P.